Exhibit 16(c)(xv)

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Project Savanna PROCESS UPDATE APRIL 19, 2024 HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Confidential Treatment Requested on 4 pages, confidential information filed separately with the SEC

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Executive Summary ƒ Management has continued to facilitate diligence for Claritas Capital, and ƒ Each party has been informed of the upcoming process milestones: ௅ Final proposals due April 29th; contract markups due April 22nd ƒ Each of the parties that had engaged with the Company during the 2023 process ( ) have declined to engage following the Claritas’ 13D filing and company’s public statements regarding a potential transaction Situation Update Next Steps ƒ Claritas ௅ Management continues to address open information requests and hold diligence calls within functional diligence areas (finance, accounting, tax, tech, HR, insurance, etc.) ௅ Management has been facilitating diligence calls with Claritas’ potential equity sources ƒ ௅ Currently no open requests ƒ ௅ Management addressing open information requests and scheduling diligence calls within segment and functional diligence areas (finance, accounting, tax, HR, insurance, etc.) ƒ On Friday, April 19th, management intends to complete a financial datapack containing the following information, after which financial due diligence calls will be held with buyers and their advisors ௅ Monthly 2022 – February 2024 financials by segment / consolidated, reported and adjusted ௅ Cash flow by segment 2 *Confidential treatment requested

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Open Diligence Requirements: Claritas Capital 3 ƒ Follow-up calls with equity partners (Altaris, ) ௅ Altaris follow-up 60-minute call to discuss Enterprise (scheduled for 4/23, 3:00-4:00pm ET) ௅ Meeting between Brent and (to be scheduled) ƒ Financial diligence calls (Grant Thornton) ௅ Financial diligence 3-4 hour call with Savanna management (to be scheduled) ƒ Technology diligence calls (Liberty IT) ௅ Additional Technology call(s) to be held following compilation of Technology information pack, with targeted completion by early the week of 4/22 Diligence Calls Diligence Requests ƒ Claritas: Financial and commercial diligence questions ƒ Altaris: Business and finance data requests ƒ Grant Thornton: Financial and tax diligence ƒ Liberty: Technology diligence ƒ Hub International: HR diligence (focus on benefits and 401(k) plans) ƒ Ropes & Gray: Legal diligence *Confidential treatment requested

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE NFORMATIONAL PURPOSES ONLY Open Diligence Requirements: 4 Diligence Calls Diligence Requests ƒ : Business separation / segment interdependencies ƒ Deloitte: Financial, tax, and operational diligence ƒ Arthur Gallagher: Human capital and property & casualty insurance diligence ƒ K&E: Legal diligence ƒ McDermott: Regulatory diligence ƒ Background checks of key management (to be performed week of 4/15 or 4/22) ƒ Life Sciences ௅ In-person session (scheduled for 4/23, starting at 9:00am ET) ƒ Provider ௅ In-person session (scheduled for 4/24, starting at 9:00am ET) ƒ Enterprise ௅ Call to discuss Enterprise segment: top customers, cost structure, sales, and pipeline (to be scheduled) ƒ Financial + Tax diligence calls (Deloitte) ௅ Financial diligence: financial diligence call following receipt of updated databook (to be scheduled) ௅ Tax diligence: 90-minute call with management and EY (to be scheduled) *Confidential treatment requested

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Open Diligence Requirements: 5 ƒ None currently open Diligence Calls ƒ None currently open Diligence Requests *Confidential treatment requested